UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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Ardelyx, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ARDELYX, INC.

400 Fifth Avenue, Suite 210, Waltham, MA 02451

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 29, 2024 FOR

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2024

Proxy Statement Supplement

To the Stockholders of Ardelyx, Inc.:

This proxy statement supplement dated June 4, 2024 (this “Supplement”) supplements the proxy statement (the “Proxy Statement”) filed by Ardelyx, Inc., a Delaware corporation (the “Company” or “we”), with the Securities and Exchange Commission on April 29, 2024 for the 2024 annual meeting of stockholders (the “Annual Meeting”) to be held on June 14, 2024 at 8:30 a.m. Eastern Time via the internet at www.virtualshareholdermeeting.com/ARDX2024. The Proxy Statement contains important additional information. This Supplement should only be read in conjunction with the Proxy Statement, and except as updated by this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or at the Annual Meeting.

The purpose of this Supplement is to clarify certain details under Proposal No. 2 in the Proxy Statement, in which we ask our stockholders to approve the amendment and restatement of the Company’s 2014 Equity Incentive Award Plan (the “2014 Plan”). The amended and restated 2014 Plan is referred to herein as the “Restated Plan.” The following information supplements and clarifies Proposal No. 2 in the Proxy Statement:

First, in addition to the proposed amendments to the Restated Plan included in the Overview of Proposed Amendments on page 10 of the Proxy Statement and as disclosed on page 14 of the Proxy Statement under the heading “Limitations on Grants to Directors”, the Restated Plan provides the following:

Limitation on Grants to Directors. The Restated Plan will limit grants to non-employee directors such that the sum of the grant date fair value of all equity awards and the maximum amount that may become payable pursuant to all cash-based awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of the company may not exceed $1,000,000. Under the 2014 Plan, prior to its amendment and restatement, non-employee directors can be granted awards covering the greater of (a) 100,000 shares or (b) a number of shares such that the maximum aggregate value of the awards to the director in a calendar year is $400,000.

Second, the description under the heading “Removal of Section 162(m) Provisions” on page 11 of the Proxy Statement, contained in the proposed amendments to the Restated Plan included in the Overview of Proposed Amendments, is deleted and replaced with the following:

Removal of Section 162(m) Provisions. Section 162(m) of the Internal Revenue Code prior to the Tax Cuts and Jobs Act of 2017 (the “TCJA”), allowed performance-based compensation that met certain requirements to be tax deductible regardless of amount. This qualified performance-based compensation exception was repealed as part of the TCJA. We have removed certain provisions from the Restated Plan which were otherwise required for awards to qualify as performance-based compensation under the Section 162(m) exception prior to its repeal.

The Company urges stockholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement. In deciding how to vote on Proposal No. 2, we encourage you to consider and read the information disclosed in our Proxy Statement in addition to the supplemental information and clarification above. None of the other proposals presented in the Proxy Statement are affected by this Supplement.

Please note that any proxy card that you received has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement.